UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
__________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 14, 2022
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Lifetime Brands, Inc.
(Exact Name of Registrant as Specified in Its Charter)
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Delaware	0-19254	11-2682486
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1000 Stewart Avenue, Garden City, New York 11530
(Address of Principal Executive Offices) (Zip Code)
516-683-6000
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
__________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	LCUT	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01. Other Events.
On March 14, 2022, Lifetime Brands, Inc. (the “Company”) announced that its Board of Directors has authorized the Company to repurchase up to $20 million (exclusive of fees and commissions) of its common stock, $0.01 par value per share (the “Common Stock”), replacing the Company’s previously-authorized $10 million share repurchase program. The number and timing of shares of Common Stock that may be repurchased will depend on a variety of factors including, but not limited to, market conditions, corporate considerations, business opportunities, debt agreements, and regulatory requirements.
Repurchases may be made through a variety of methods, which could include negotiated block transactions, accelerated share repurchase transactions, 10b5-1 plans or open market purchases. The repurchase authorization does not have an expiration date and may be amended or terminated by the Board of Directors at any time without prior notice.
As of March 11, 2022, there were 22,351,108 shares of Common Stock outstanding.
A copy of the Company’s press release relating to the announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
(d)    Exhibits

Exhibit Index

Exhibit No.
99.1	Press Release, dated March 14, 2022, announcing the share repurchase authorization
104	Cover Page Interactive Data File (formatted in Inline XBRL document)

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lifetime Brands, Inc.

By:	/s/ Laurence Winoker
Laurence Winoker Senior Vice President – Finance, Treasurer and Chief Financial Officer
Date: March 14, 2022